Exhibit 99.1
For Immediate Release
Builders FirstSource Reports Second Quarter 2008 Results
July 31, 2008 (Dallas, TX) — Builders FirstSource, Inc. (NasdaqGS: BLDR), today reported a net loss of $45.9 million, or ($1.29) per diluted share, on sales of $307.3 million for the second quarter ended June 30, 2008. These results compare to net income of $8.4 million, or $0.23 per diluted share on sales of $465.1 million for the second quarter ended June 30, 2007.
Other Second Quarter Financial Highlights

	Second Quarter	Second Quarter
(in millions, except gross margin and per share data)	2008	2007

Sales	$307.3	$465.1
Gross margin, as a percentage of sales	21.6%	25.1%
Net (loss) income	$(45.9)	$8.4
Net (loss) income per diluted share	$(1.29)	$0.23
Asset impairments, pre-tax	$14.2	$—
(per share amounts net of tax)	($0.24 per share)	($- per share)
Valuation allowance on net deferred tax assets	$24.1	$—
(per share amounts)	($0.68 per share)	($- per share)
Diluted weighted average shares outstanding	35.7	36.4
Operating cash flow	$(2.9)	$31.8
“Housing starts nationally and in our markets continued to decline during the quarter. Specifically in our markets, housing starts fell an estimated 43.1 percent in the second quarter of 2008 when compared to the second quarter of 2007,” said Floyd Sherman, Builders FirstSource Chief Executive Officer. “Our sales for the quarter declined by 33.9 percent, as we were able to partially offset the decline in housing starts by growing market share by an estimated 8.2 percent while sales from new operations contributed 1.6 percent. The change in market prices for lumber & lumber sheet goods had a nominal impact on sales for the quarter.”
Mr. Sherman continued, “With the continued decline in housing starts and general macroeconomic conditions that affect our industry, we have not wavered from our commitment to reduce operating costs, improve operating efficiencies and grow market share. We continue to evaluate our costs and make necessary reductions. We were able to reduce our selling general and administrative costs by 18.8 percent from the second quarter of 2007. We also successfully gained market share during the quarter through developing customer relationships and diversifying our customer base.”
Second Quarter 2008 Results Compared to Second Quarter 2007
(See accompanying financial schedules for full financial details and reconciliations of Non-GAAP financial measures to their GAAP equivalents.)

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Builders FirstSource Reports Second Quarter 2008 Results, continued
•	Sales were $307.3 million compared to $465.1 million. This 33.9 percent sales decline was primarily driven by the decrease in housing activity within the company’s markets which had an estimated 43.1 percent negative effect on sales. Also, lower market prices for commodity lumber and lumber sheet goods had a 0.6 percent negative effect on sales. These non-controllable sales drivers were partially offset by sales growth attributable to market share gains of an estimated 8.2 percent and sales growth from new operations of 1.6 percent. Overall sales volumes declined an estimated 32.5 percent. Gross margin percentage was 21.6 percent, down from 25.1 percent, due to competitive market conditions, and the de-leveraging of fixed costs within our manufacturing facilities.

•	Selling, general and administrative (“SG&A”) expenses decreased $18.7 million, or 18.8 percent from the second quarter of 2007. As a percentage of sales, however, SG&A increased from 21.4 percent in 2007 to 26.3 percent in 2008 which is reflective of fixed cost items becoming a larger percentage of our SG&A. Average full-time equivalent employees for the second quarter 2008 were 22.0 percent lower than the second quarter 2007, while our salaries and benefits expense fell $13.9 million from 2007, or 22.6 percent, compared to a 32.5 percent volume decline. Our decline in salaries and benefits was approximately 70 percent variable to our sale volumes as we continue to increase employee efficiency. Offsetting our declines in selling, general and administrative expenses, we had an increase in our bad debt expense and other customer write-offs of $1.3 million, a result of the continued decline in economic conditions and their effect on our smaller customers, and a $0.6 million increase in our fuel expense related to rising fuel prices.

•	We recorded asset impairment charges of $14.2 million, or $0.24 per share net of tax. The impairment charges are the result of the continued decline in housing starts in specific markets and the effect of this decline on these business units’ current operating performance as well as long-term expectations. The asset impairment charges consisted of $7.5 million of goodwill, $4.4 million of other intangible assets, and $2.3 million of fixed assets.

•	An after-tax, non-cash valuation allowance of $24.1 million, or $0.68 per share was recorded during the second quarter of 2008 related to the deferred tax assets in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes.” The valuation allowance is reflected as a charge to second quarter income tax expense and a reduction of the Company’s deferred tax assets as of June 30, 2008.

•	Net loss was $45.9 million, or ($1.29) per diluted share, compared to net income of $8.4 million, or $0.23 per diluted share. Excluding the asset impairment charges and the tax valuation allowance, our diluted loss per share was ($0.37) per share.

•	Diluted weighted average shares outstanding were 35.7 million compared to 36.4 million.

•	Adjusted EBITDA was $(7.0) million, or (2.3) percent of sales, compared to $25.3 million, or 5.4 percent of sales.

•	As of June 30, 2008, the company’s cash on hand was $75.2 million, available borrowing capacity was $137.6 million, and funded debt was $275.0 million. As of December 31, 2007, our cash on hand was $97.6 million, available borrowing capacity was $118.9 million and funded debt was $275.0 million.

•	Operating cash flow was $(2.9) million compared to $31.8 million. The decline in our operating cash flows was primarily due to the net loss in the first six months of 2008 which were not fully offset by changes in

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Builders FirstSource Reports Second Quarter 2008 Results, continued
working capital. The increase in accounts receivable was primarily due to an increase in income taxes receivable.

•	Capital expenditures were $5.2 million compared to $3.4 million.
Commenting on the second quarter results, Charles Horn, Builders FirstSource Senior Vice President and Chief Financial Officer, said, “Our gross margins continue to be impacted by the intense pricing pressures in our markets. In addition, market prices for lumber & lumber sheet goods increased on average approximately 12 percent from the first quarter of 2008 and we were largely unsuccessful in passing these price increases through to our customers, which negatively impacted gross margins. We continue to focus on our value-added products as well as increasing our manufacturing volume to try and mitigate some of the downward pressure that the competitive pricing environment is putting on our gross margins.”
Mr. Horn continued, “We feel our liquidity is strong at over $210 million considering the protracted downturn in our industry. Our operating cash flow improved from the first quarter of 2008 as we improved our days sales outstanding and our inventory turns. Our inventory turns for the quarter improved to 9.7x compared to 8.8x in the first quarter of 2008, and our accounts receivable days improved to 38 days compared to 40 days in the first quarter of 2008. In addition, we received $6.8 million in income tax refunds in the second quarter of 2008 and are anticipating $7 to $10 million in additional tax refunds in the third or fourth quarter.”
Outlook
The company expects the difficult market conditions to negatively affect its operating results throughout the remainder of 2008 and 2009. Additionally, increased competitive pressure arising from the current operating conditions could continue to have a negative impact on margins.
Mr. Sherman concluded, “Industry conditions continue to be difficult which is reflected in our results, but I am proud of the untiring effort of our employees to identify operating efficiencies, cut costs and most importantly seek additional market share through superior customer service and developing new business. We still see difficult times ahead of us, but we will continue our focus on liquidity and seeking opportunities to grow our business during this extended downturn in our industry.”
Conference Call
Builders FirstSource will host a conference call Friday at 10:00 a.m. Central Time (CT) and will simultaneously broadcast it live over the Internet. To participate in the teleconference, please dial into the call a few minutes before the start time: 877-719-9801 (U.S. and Canada) and 719-325-4762 (international). A replay of the call will be available from 1:00 p.m. CT August 1, 2008 through August 15, 2008. To access the replay, please dial 888-203-1112 (U.S. and Canada) and 719-457-0820 (international). Please refer to pass code 4056339. To access the webcast, go to www.bldr.com and click on “Investors.” The online archive of the webcast will be available for approximately 90 days.
About Builders FirstSource
Headquartered in Dallas, Texas, Builders FirstSource is a leading supplier and manufacturer of structural and related building products for residential new construction. The company operates in 13 states, principally in the southern and eastern United States, and has 66 distribution centers and 62 manufacturing facilities, many of which are located on the same premises as our distribution facilities. Manufacturing facilities include plants that manufacture roof and floor trusses, wall panels, stairs, aluminum and vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes windows, interior and exterior doors, dimensional lumber and lumber sheet goods, millwork and other building products. For more information about Builders FirstSource, visit the company’s Web site at www.bldr.com.

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Builders FirstSource Reports Second Quarter 2008 Results, continued
Cautionary Notice
Statements in this news release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about the impact of expected market share gains, plans to reduce costs, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.
# # #
Contact:
Katie E. Murphree
Director Investor Relations and Financial Reporting
Builders FirstSource, Inc.
(214) 880-3595
Charles L. Horn
Senior Vice President and Chief Financial Officer
Builders FirstSource, Inc.
(214) 880-3500
Financial Schedules to Follow

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BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007

	(in thousands, except per share amounts)

Sales	$307,261	$465,140	$577,772	$876,283
Cost of sales	240,991	348,507	451,101	655,099

Gross margin	66,270	116,633	126,671	221,184

Selling, general and administrative expenses (includes stock-based compensation expense of $2,029 and $2,236 for the three months ended in 2008 and 2007, respectively and $4,136 and $3,834 for the six months ended in 2008 and 2007, respectively )	80,837	99,563	160,408	197,033
Asset impairments	14,235	—	14,235	—

(Loss) income from operations	(28,802)	17,070	(47,972)	24,151
Interest expense, net	6,294	6,583	12,764	13,295

(Loss) income before income taxes	(35,096)	10,487	(60,736)	10,856
Income tax expense	10,817	2,092	1,023	2,229

Net (loss) income	$(45,913)	$8,395	$(61,759)	$8,627

Net (loss) income per share:
Basic	$(1.29)	$0.24	$(1.74)	$0.25

Diluted	$(1.29)	$0.23	$(1.74)	$0.24

Weighted average common shares:
Basic	35,666	34,911	35,563	34,773

Diluted	35,666	36,352	35,563	36,279

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Sales by Product Category
(unaudited)

	Three months ended June 30,
	2008		2007

		(dollars in thousands)

Prefabricated components	$59,913	19.5%	$101,345	21.8%
Windows & doors	74,124	24.1%	105,300	22.6%
Lumber & lumber sheet goods	76,157	24.8%	125,949	27.1%
Millwork	32,416	10.6%	42,986	9.2%
Other building products & services	64,651	21.0%	89,560	19.3%

Total sales	$307,261	100.0%	$465,140	100.0%

	Six months ended June 30,
	2008		2007

		(dollars in thousands)

Prefabricated components	$113,745	19.7%	$185,500	21.2%
Windows & doors	142,361	24.6%	197,911	22.6%
Lumber & lumber sheet goods	140,674	24.3%	240,631	27.5%
Millwork	61,046	10.6%	82,228	9.4%
Other building products & services	119,946	20.8%	170,013	19.3%

Total sales	$577,772	100.0%	$876,283	100.0%

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited)

	June 30,	December 31,
	2008	2007
	(in thousands, except per share amounts)

ASSETS
Current assets:
Cash and cash equivalents	$75,192	$97,574
Accounts receivable, less allowances of $6,219 and $7,209, respectively	165,191	149,482
Inventories	100,351	95,038
Other current assets	5,233	26,672

Total current assets	345,967	368,766
Property, plant and equipment, net	89,521	96,358
Goodwill	148,058	155,588
Other assets, net	25,568	26,711

Total assets	$609,114	$647,423

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$81,447	$65,811
Accrued liabilities	43,192	47,626
Current maturities of long-term debt	42	40

Total current liabilities	124,681	113,477
Long-term debt, net of current maturities	279,205	279,226
Other long-term liabilities	19,374	13,173

Total liabilities	423,260	405,876
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, $0.01 par value, 200,000 shares authorized; 36,075 and 35,701 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	357	351
Additional paid-in capital	142,864	138,476
Retained earnings	40,616	102,375
Accumulated other comprehensive income	2,017	345

Total stockholders’ equity	185,854	241,547

Total liabilities and stockholders’ equity	$609,114	$647,423

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2008	2007
	(in thousands)

Cash flows from operating activities:
Net (loss) income	$(61,759)	$8,627
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	11,475	12,111
Asset impairments	14,235
Amortization of deferred loan costs	1,416	1,317
Deferred income taxes	19,946	(1,620)
Bad debt expense	2,067	810
Non-cash stock based compensation	4,136	3,834
Net gain on sales of assets	(1,065)	(369)
Changes in assets and liabilities:
Accounts receivable	(18,356)	(4,908)
Inventories	(5,313)	(3,090)
Other current assets	4,040	(2,367)
Other assets and liabilities	(805)	(1,734)
Accounts payable	15,636	44,276
Accrued liabilities	(4,593)	(3,335)

Net cash (used in) provided by operating activities	(18,940)	53,552

Cash flows from investing activities:
Purchases of property, plant and equipment	(6,458)	(5,936)
Proceeds from sale of property, plant and equipment	1,979	841

Net cash used in investing activities	(4,479)	(5,095)

Cash flows from financing activities:
Payments of long-term debt	(19)	(220)
Deferred loan costs	(354)	—
Exercise of stock options	1,809	3,493
Repurchase of common stock	(399)	(483)

Net cash provided by financing activities	1,037	2,790

Net change in cash and cash equivalents	(22,382)	51,247
Cash and cash equivalents at beginning of period	97,574	93,258

Cash and cash equivalents at end of period	$75,192	$144,505

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Accounts Receivable Detail
(unaudited)

	June 30,	December 31,
	2008	2007
	(in thousands)

Trade receivables	$137,851	$133,639
Income tax receivable	27,229	13,276
Other	6,330	9,776

Accounts receivable	171,410	156,691
Less: allowance for doubtful accounts	(6,219)	(7,209)

Accounts receivable, net	$165,191	$149,482

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to their GAAP Equivalents
(unaudited — dollars in thousands)
Note:	The company provided detailed explanations of these non-GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on July 31, 2008.

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007

Reconciliation to EBITDA:
Net (loss) income	$(45,913)	8,395	$(61,759)	$8,627
Reconciling items:
Depreciation and amortization expense	5,545	6,043	11,475	12,111
Asset impairments	14,235	—	14,235	—
Interest expense, net	6,294	6,583	12,764	13,295
Income tax expense	10,817	2,092	1,023	2,229

EBITDA	$(9,022)	23,113	$(22,262)	36,262
Stock compensation expense	2,029	2,236	4,136	3,834

Adjusted EBITDA	$(6,993)	$25,349	$(18,126)	$40,096

Adjusted EBITDA as percentage of sales	-2.3%	5.4%	-3.1%	4.6%

	Last twelve months ended
	June 30,
	2008	2007
Return on Net Assets:
(Loss) income from operations	$(84,998)	$73,363

Average net assets	$440,148	$508,529
Return on net assets	-19.3%	14.4%